SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2009

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3880 East Eagle Drive
Anaheim, California 92807
(Address of Principal Executive Offices)

(714) 678-1000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

The following discussion provides only a brief description of the agreement described below.  The agreement is attached to this Current Report as an exhibit.  The discussion below is qualified in its entirety by the full text of the agreement.

On July 29, 2008, the Registrant sold and issued in a private placement to accredited investors (the “Investors”) $1,000,000 in aggregate principal amount of its 12% Convertible Debentures (the “Debentures”) along with warrants to purchase an aggregate of 1,000,000 shares of the Registrant’s common stock (the “Warrants”).  The Debentures include a provision prohibiting the Company from incurring any indebtedness for borrowed money, so long as any portion of the Debentures remains outstanding, unless the holder(s) of at least 60% of the principal amount of the Debentures then outstanding (the “Holders”) provide prior written consent.

On October 29, 2009 the Registrant and the Holders entered into a Waiver, Consent and Securities Modification Agreement with all of the Investors (the “Waiver Agreement”).  The effective date of the Waiver Agreement is October 22, 2009 (the “Effective Date”).  Pursuant to the Waiver Agreement, the following changes were made to the Debentures:

•	the Maturity Date was extended from July 29, 2009 to April 29, 2010;

•	the Conversion Price was reduced from $0.25 per share to $0.15; and

•	interest accrued on the Debentures through the Effective Date was added to the principal amount outstanding.

In exchange for amending the Debentures, the Investors waived any and all events of default that occurred prior to the Effective Date and agreed that the Company could incur up to an additional $1,000,000 of debt.

In consideration of the Waiver Agreement, the Company issued to each of the Investors two additional warrants. One warrant is exercisable until July 29, 2013, has an exercise price of $0.15 per share and, at the option of the Investor, may be exercised on a cashless basis.  The total number of shares covered by this type of warrant is 1,333,333.  The second warrant is exercisable only for cash, is exercisable until October 22, 2014 and has an exercise price of $0.15 per share.  The total number of shares covered by this type of warrant is 3,333,333.

None of the additional warrants may be exercised until the Registrant increases its authorized common stock to a number sufficient to allow their full exercise.

Item 9.01                      Financial Statements and Exhibits

10.1           Waiver, Consent and Securities Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2009

SIONIX CORPORATION

By: /s/ Rodney Anderson
Rodney Anderson, Chief Executive Officer